UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024 (September 24, 2024)

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000 #1009 Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 786-396-6723

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2024, Telomir Pharmaceuticals, Inc. (the “Company”) entered into an unsecured Promissory Note and Loan Agreement (the “Starwood Note”) with The Starwood Trust (“Starwood”), a related-party trust established by the Company’s founder.

The Company believes that the Starwood Note provides the Company with increased financial flexibility and the ability to access capital for operations on terms more favorable than terms currently available in the market. Further, the Company believes that the Starwood Note underscores the commitment and confidence from the Company’s founding affiliates in the Company’s future strategic direction and prospects. Importantly, the Starwood Note is structured as non-dilutive to the Company’s outstanding common stock, thereby protecting current shareholder value. It allows the Company to pursue key initiatives without immediate financial pressure.

The Starwood Note contains the following material terms:

1.	Under the Starwood Note, the Company may request loan advances of any amount on three (3) business days’ notice (“Advances”) from Starwood up to an aggregate amount of Five Million Dollars ($5,000,000). As of the date of this Current Report, no Advances have been requested by the Company. The Company currently anticipates that, given its cash on hand and planned operations, it will not need to request Advances until the first quarter of 2025, subject to the other financing opportunities which the Company may pursue.

2.	The Starwood Note is not convertible into equity securities of the Company, and no common stock warrants were issued in connection with the Starwood Note.

3.	The Starwood Note is unsecured and carries an interest rate of seven percent (7%) per annum on the principal amount of any Advances made, calculated as simple interest.

4.	Any principal amount outstanding under the Starwood Note is payable on or before September 24, 2026.

5.	The Company may prepay all or any portion of the Advances made under the Starwood Note at any time without penalty or premium.

6.	The Starwood Note contains customary events of default and, upon an event of default, the outstanding principal amount under the Starwood Note will be become due and payable immediately at the election of Starwood. Further, upon occurrence of any event of default, Starwood, at its sole discretion, may deny Company’s right to request Advances.

The Starwood Note was independently reviewed and approved by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) pursuant to the Company’s Related Person Transaction Policy and Procedures, and with the recommendation of the Audit Committee, the full Board also approved the Starwood Note.

The above description of the Starwood Note is qualified in its entirety by the text of the Starwood Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Promissory Note and Loan Agreement, dated September 24, 2024, between the and The Starwood Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. In this report, such forward-looking statements relate to the Company’s cash position, anticipated timing of any Advances under the Starwood Note and other forward-looking matters related to the Company’s plans as described herein. Readers are cautioned that actual future results may deviate materially and adversely from the forward-looking statements contained herein. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Date: September 27, 2024	By:	/s/ Erez Aminov
Erez Aminov
Chief Executive Officer